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Exhibit 10.12

KRONA ACQUISITION CORPORATION
929 19TH AVENUE EAST
SEATTLE, WA 98112
effective as of
 April 10, 2007

FINANCING AGREEMENT

Issuer:	Krona Acquisition Corporation ("Krona" or the "Company")
Investors:
Up to 35 "accredited" investors, as defined in Regulation D of the Securities Act of 1933, including High Capital Funding, LLC ("HCF" or "Lead Investor"). HCF and the other investors are referred to herein as the "Investors." The number of investors may exceed 35 only with the prior consent of the Company and the Placement Agent (as defined below). See signature pages hereto for names, addresses, and the amount of Notes (as defined below) being purchased by the Investors. The Investors have read and agree to the terms contained in Exhibit A to this Financing Agreement ("Financing Agreement").
Issue:
A minimum of $1,800,000, up to a maximum of $2,500,000, in up to 250 units of $10,000, in exchange for promissory notes ("Notes") and securities ("Equity Consideration Certificates") of the Company. Fractional units above the $10,000 minimum may be issued upon mutual agreement of the Company and the Placement Agent (as defined below).
Interest:	10% per annum payable quarterly commencing on the last day of the quarter in which the Notes are issued, and at the final Maturity Date (as defined below). Default interest will be 18%. See Exhibit B.
Maturity:
(a) The entire principal amount of the Notes and all accrued and unpaid interest thereon is due and payable on the earlier of (i) October 31, 2007 or (ii) the third business day following the completion of an underwritten public offering or a private placement of equity securities by the Company resulting in gross proceeds of $5 million or more (a "Qualified Offering") (the "Maturity Date"). The Notes will be prepayable at any time without premium or penalty.

(b) The Placement Agent (as defined below), upon the written request of the Company, shall have the right to extend the Maturity Date for up to three one-month periods, on such terms as the Placement Agent shall determine, in its sole discretion. The Placement Agent shall provide written notice to each Investor within five business days of the granting of an extension of the Maturity Date, which notice shall set forth the terms of such extension.
Equity Considerations:
(a) Each Investor shall receive an Equity Consideration Certificate in the form of Exhibit C hereto in an amount calculated as provided in (b) and (c), below. The Equity Consideration Certificate will entitle the Investor to receive either "Primary Equity Consideration" or "Alternate

Equity Consideration," both as defined below and sometimes referred to herein as the "Equity Consideration."

(b) The Primary Equity Consideration shall consist, except as otherwise provided below, of securities identical to the securities issued and sold in the Company's next Qualified Offering. The number of such securities or packages or units of such securities to be received by each Investor shall be the result obtained by dividing 100% of the original principal amount of the Note purchased by such Investor by the price of the security, or package or unit of securities, sold by the Company in the Qualified Offering (the "Primary Equity Consideration"). Solely in the event that the Company's next Qualified Offering is (i) a public offering resulting in a trading market for the securities sold and (ii) for units consisting of stock and warrants or other rights to purchase stock, the Primary Equity Consideration shall consist of the stock portion of such units and the number of shares included in the Primary Equity Consideration shall be the result obtained by dividing 120% of the original principal amount of the Note purchased by such Investor by the price of the security, or package or unit of securities, sold by the Company in the Qualified Offering. The Equity Consideration shall be delivered to the Holders (as defined below) within three business days following the Qualified Offering closing.

(c) The Alternate Equity Consideration shall consist of that number of shares of common stock of the Company as shall equal the principal amount of the Notes divided by $3.00, plus an equal number of non-callable warrants exercisable at $4.00 per share for a period of seven years from such issuance, and which shall have a cashless exercise feature if, at any time after one year from the First Closing, the underlying shares of common stock are not covered by an effective registration statement with a current prospectus available. The number of Alternate Equity Consideration securities shall be adjusted, pro rata, on account of any stock splits, reverse stock splits, stock dividends paid on common stock, etc., which occur after the date of issuance of the Equity Consideration Certificate and prior to the issuance of the Alternate Equity Consideration. The Alternate Equity Consideration shall be issued to the Holders (as defined below) on the first business day following the later of October 31, 2007 or the final extended Maturity Date, if a Qualified Offering shall not have occurred by such date.

(d) The Investors shall have the right for a period of one year and one month from the issuance of the Alternate Equity Consideration to exchange such Alternate Equity Consideration for belated Primary Equity Consideration in what would have been considered a Qualified Offering but for its occurrence after the Maturity Date or the final extended Maturity Date.
Purchase Price:	The aggregate purchase price of each Note and the Equity Consideration Certificate related to such Note shall be the original principal amount of the Note. For federal income tax purposes, the Company will allocate 75% of the purchase price to the Note and 25% of the purchase price to the Equity Consideration Certificate. The portion allocated to the Equity Consideration Certificate will be treated as "original issue discount" and will be reportable as interest income over the term of the Notes.
Security:
Repayment of the Notes shall be secured by a lien on all tangible and intangible assets of the Company, and any subsidiary or subsidiaries formed prior to the payment in full of the Notes, to be evidenced by a Security Agreement from the Company and, in the event the Company acquires or forms a subsidiary or subsidiaries prior to payment in full of the Notes, each such subsidiary, satisfactory in form and substance to the Lead Investor. The Company represents and warrants that it will cause each such after-acquired or formed subsidiary to become a party to the Security Agreement concurrently with such acquisition or formation. In addition, the Company represents and warrants that, in the event it acquires or forms one or more subsidiaries prior to payment in full of the Notes, it will amend the Security and Pledge Agreement to perfect the pledge of 100% the capital stock of each such subsidiary owned by the Company, such agreement to be satisfactory in form and substance to the Lead Investor.
Document Preparation	In lieu of reimbursing HCF for the cost of preparing the legal
Securities:
documents for this transaction, the Company shall issue to HCF an Equity Consideration Certificate, having a face value of $10,000 ("Document Preparation Securities"). The Document Preparation Securities shall be in all respects identical to the Equity Consideration Certificates with identical attendant rights.
Placement Agent:
(a) Paulson Investment Company, Inc. (the "Placement Agent") has been retained as placement agent on a best efforts basis. The Placement Agent fee is 10% of the gross proceeds to the Company, payable in cash on the Closing Date(s) (as defined below). The Company will also reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including $10,000 of attorneys' fees, and will indemnify the Placement Agent, its officers, directors, agents, employees and controlling persons, against certain liabilities.

(b) The Company has received a letter of intent from the Placement Agent to act as the lead underwriter for a $10-$15 million public offering of units, which is expected to include a share of common stock and a warrant ("Public Offering").
Expenses:	Except as set forth in "Document Preparation Securities" and "Placement Agent" above, the parties shall each be responsible for their own expenses in connection with this transaction.
Transfer and Assignment:
Investors shall have the right, subject to applicable securities laws, to transfer and/or assign the Notes, the Equity Consideration Certificates, the Primary Equity Consideration, the Alternate Equity Consideration,

and the Document Preparation Securities, provided, however, that the Equity Consideration Certificates and any Alternate Equity Consideration may be transferred or assigned only to an Accredited Investor until such securities may be sold under Rule 144 or pursuant to an effective registration statement with a current prospectus available. Any Investor and any permitted transferee or assignee of any of the foregoing securities is a "Holder" or collectively "Holders."
Escrow:
All subscriptions shall be payable to the Company and shall be held in a non-interest-bearing escrow account at Wells Fargo Bank (the "Escrow Agent") which shall be under the sole control of the Placement Agent.

(a) The First Closing shall be on the second business day following the receipt by the Escrow Agent of at least $1,800,000 from Investors subscribing for the Notes, together with written instructions signed by the Placement Agent and the Company directed to the escrow account administrator stating that all Closing Conditions set forth in this Financing Agreement have been satisfied or waived.

(b) Additional closings (the "Additional Closings") shall be held on the second business day following the receipt by the escrow account administrator of written instructions signed by the Placement Agent, the Lead Investor and the Company stating that all Closing Conditions set forth in this Financing Agreement have been satisfied or waived.

(c) At the First Closing (and each Additional Closing, as provided for below) the Escrow Agent shall transfer the Closing Proceeds, to the Company, and the Placement Agent (and/or its counsel) shall deliver the Notes and the Equity Consideration Certificates to the Investors. Additional closings ("Additional Closings") may be held as agreed among the Company and the Placement Agent, provided that no Additional Closings shall be held after April 30, 2007 without the written consent of the Placement Agent. The First Closing and any Additional Closings may be referred to as the "Closing" or "Closings."

(d) The Escrow Agent shall promptly return to the Investors all escrowed funds, without interest thereon, remaining on deposit after May 10, 2007 (which date may be extended in writing by the Placement Agent for up to one-month).
Closing Conditions:	The First Closing and each Additional Closing is subject to the receipt by the Placement Agent (and/or its counsel) of the following:
(a) Executed Notes for the Closing Proceeds,
(b) Executed Equity Consideration Certificates with a face value equal to the Closing Proceeds,
(c) Executed Security Agreement and a Security and Pledge Agreement from the Company,

(d) Evidence of filing of a UCC-1 to perfect the security interest created under the Security Agreement;
(e) Legal opinion in form and substance satisfactory to the Lead Investor, in its sole discretion, as provided for in "Jurisdiction/Choice of Law" below.
Registration Rights:
(a) Promptly upon consummation of a public Qualified Offering (but in no event later than 30 days after the closing of such public offering), the Company shall (1) file a registration statement (the "Registration Statement") relating to the resale of the securities comprising the Equity Consideration, including any warrants, shares of common stock underlying any such warrants, or convertible securities forming a part of the Equity Consideration (the "Registrable Securities"), (ii) use its commercial best efforts to cause the Registration Statement to become effective within 30 days after filing, if the Registration Statement is not reviewed by the staff of the Securities and Exchange Commission ("Staff') or within 90 days after filing, if the Registration Statement is reviewed by the Staff and (iii) use its commercial best efforts to cause the Registration Statement (or an equivalent successor registration statement covering the resale of such securities) to remain effective with a current prospectus available until all Registrable Securities may be sold under Rule 144 (k). If any sale under Rule 144 requires a legal opinion, the cost thereof will be borne by the Company. For the avoidance of doubt, the use of commercial best efforts shall not require the Company to maintain a current prospectus during a maximum of two non-consecutive periods of not more than 15 business days each in any rolling 12 month period during which the Company has, lawfully and for good business reasons, not disclosed to the public information that would be required to be included in a current prospectus.

(b) If the Company fails to satisfy the requirements of (a) above, it shall pay, as liquidated damages related to any such failure, a 2% late registration fee (i.e., 2% of the principal amount of the related Note(s)) per month or part thereof that such failure continues ("Late Fee"). The Late Fee shall be payable in common stock, which shall be registered for resale in the Registration Statement ("Late Registration Shares"); provided however, that no Late Fee shall be payable for any period during which an underwriter's lockup is in effect, or that all of the Registrable Securities may be sold under Rule 144 (without volume limitation). If less than all of the Registrable Securities can be sold under Rule 144 as a result of the Rule 144 volume limitation, the 2% late registration fee shall apply only to the shares whose resale is so limited and not to the shares that may be sold. The Late Registration Shares shall be valued at 70% of the average of the closing price of the common stock for the five trading days preceding the date of issuance of such common stock.
Conversion Right:
In the event there is no Qualified Offering of the Company's common stock and/or warrants by October 31, 2007 or the final extended Maturity Date, the Holders shall have the right to convert the principal and/or unpaid interest of the Notes into shares of common stock until payment in full of all amounts due under the Notes as follows:

(a) The conversion price shall be the lesser $3.00 or if the shares are trading in a U.S. securities market, 70% of the average of the closing bid price of the Company's common stock as reported by Nasdaq or other national securities exchange or in the over-the-counter market for the five trading days ending on the last trading day immediately preceding the giving of written notice of conversion by the Investor.

(b) If the shares are trading in a U.S. securities market, each Holder shall have the right to convert up to 1118th of the principal of such Investor's Note, plus accrued and unpaid interest, each month for 18 months, on a cumulative basis, commencing on the first day of the month following the Maturity Date or the final extended Maturity Date.
(c) If the shares are not trading in a U.S. securities market, each Holder shall have the right to convert such Holder's Note at any time, or from time to time, at a price of $3.00.
Lock-up:
In the event the Company proposes to complete an underwritten public offering subsequent to the First Closing, each Investor will execute a lock-up agreement for a period of not more than one year from the public offering closing and containing such other terms, conditions and provisions as may be required by the managing underwriter of such offering; provided, however, in no event shall the Investors be subject to a lock-up agreement that is more restrictive than that agreed to by the Company's officers, directors, and holders of 5% or more of the Company's common stock.
SEC Reporting:
Once the Company becomes subject to the reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will use its commercial best efforts to maintain the registration of its common stock under Section 12(b) or 12(g) of the Exchange Act, and will file all reports required by the Exchange Act in a timely manner until the later of (i) payment in full of the Notes, or (ii) the expiration, or exercise or conversion in full, of any warrants or convertible securities forming a part of the Equity Consideration.
Use of Proceeds:	Acquisition of assets and working capital.
Events of Default:	To include breach of any of the representations and warranties and covenants contained in any of the Further Documents (as defined below).
Jurisdiction/Choice of Law:
All transaction documents shall be governed by and construed under the laws of the state of Delaware as applied to agreements entered into and to be performed entirely within the state of Delaware, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in

Wilmington, Delaware in connection with any action relating to this transaction. At or prior to the First Closing and any Additional Closing the Investors shall receive a legal opinion from Company counsel in form and substance satisfactory to the Lead Investor as to (a) the due formation and existence of the Company (under Delaware law), (b) the validity and enforceability of the this Financing Agreement (under Delaware law), the Security Agreement (under Delaware law), including specifically that neither this Financing Agreement, nor the Notes, violate any laws of the state of Delaware relating directly or indirectly to the maximum rate of interest that may be charged in this transaction, subject to standard carve-outs for equitable remedies and insolvency laws, (c) the valid authorization to issue the Equity Consideration (under Delaware law), (d) the issuance and validity of the Notes, (under Delaware law), and (e) the computation of the holding period of the shares issuable on conversion of the Notes and the securities included in the Equity Consideration under Rule 144 ("Legal Opinion"). The Legal Opinion shall be updated and reissued at each Additional Closing.
Binding Agreement:
All parties executing this Financing Agreement including Exhibit A, shall be legally bound by the above terms and shall execute such further documents ("Further Documents"), including without limitation the Note (Exhibit B), the Equity Consideration Certificate (Exhibit C) , the Security Agreement (Exhibit D) and the Security and Pledge Agreement (Exhibit E.), all substantially in the forms attached hereto. If there are any inconsistencies between this Financing Agreement (exclusive of Exhibits B through E) and any such Further Documents executed in connection with this transaction, the terms of this Financing Agreement shall govern. This Financing Agreement may be signed in two or more counterparts, all of which taken together shall constitute an original. Facsimile signatures shall be deemed to be original signatures.

[Signatures follow on next page.]

Company KRONA ACQUISITION CORPORATION
By:	/s/ JOHAN LIEDGREN	Date: May 18, 2007
(signature)
Johan Liedgren, Chairman
(name and title)
Placement Agent PAULSON INVESTMENT COMPANY, INC.
By:	/s/ BARBARA JAMES	Date: May 18, 2007
(signature)
Barbara James, Asst Corp. Secretary
(name and title)
Lead Investor High Capital Funding, LLC
By:	/s/ FRED A. BRASCH	Date: May 18, 2007
(signature)
Fred A. Brasch, CFO
(name and title)

333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
Attn: Fred A. Brasch, CFO

Tel: 404 257-9150
Fax: 404 257-9125
Email: fredbrasch@mindspring.com
Tax ID#/SS#: 13-3921591

With copy to:

David A. Rapaport, EVP & GC
333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328

Tel: 404 257-9150
Fax: 404 257-9125
Email: drapaport@highcapus.com

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  Exhibit 10.12
FINANCING AGREEMENT